                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1999, which appears on page 34 of the 1998 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.

PricewaterhouseCoopers LLP

Miami, Florida

February 26, 1999